Exhibit 4.3

SIXTH SUPPLEMENTAL INDENTURE

This Sixth Supplemental Indenture, dated as of February 7, 2014 (this “Supplemental Indenture”), among AMC Entertainment Inc. (together with its successors and assigns, the “Company”), each Guarantor under the Indenture referred to below and set forth on the signature pages hereto (which represent all of the currently existing Guarantors) and U.S. Bank, National Association, as Trustee (the “Trustee”) under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of June 9, 2009 (as supplemented by (i) the First Supplemental Indenture, dated June 24, 2010, (ii) the Second Supplemental Indenture, dated November 30, 2010, (iii) the Supplemental Indenture to Add Guarantor, dated April 27, 2012, (iv) the Fourth Supplemental Indenture, dated as of June 21, 2012, and (v) the Fifth Supplemental Indenture, dated as of January 15, 2014, and as further amended, waived or otherwise modified, the “Indenture”), among the Company, the Guarantors named therein and the Trustee, providing for the issuance of the 8.75% Senior Notes due 2019 of the Company (the “Securities”);

WHEREAS, this Supplemental Indenture is being executed pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement, dated January 15, 2014 (the “Statement”) and the related Letter of Transmittal and Consent (the “Letter of Transmittal”);

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may modify or amend the Indenture or the Securities without notice to any Holder but with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) subject to certain exceptions specified in Section 9.02 of the Indenture;

WHEREAS, the parties hereto are entering into this Supplemental Indenture to (i) eliminate certain definitions and references to definitions contained in Sections 1.01 and 1.02, respectively, of the Indenture; (ii) eliminate certain restrictive covenants contained in Article IV of the Indenture; (iii) eliminate certain conditions to mergers consolidations and sales of assets contained in Section 5.01 of the Indenture; (iv) eliminate certain Events of Default contained in Section 6.01 of the Indenture; and (v) eliminate all references in the Indenture or the Securities to sections to be eliminated in accordance with the preceding clauses (i), (ii), (iii) and (iv) (collectively the “Amendments”);

WHEREAS, the Amendments described in the preceding paragraph require the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities outstanding;

WHEREAS, the execution and delivery of this Supplemental Indenture and the adoption of the Amendments by the Company and the Trustee have been authorized by the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities outstanding as of the date hereof; and

WHEREAS, the execution and delivery of this Supplemental Indenture by the Company and the Guarantors have been authorized by resolution of their respective Board of Directors, and all acts conditions and requirements necessary to make this Supplemental Indenture valid and binding agreement in accordance with its terms and for the purposes herein set forth have been done and taken and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

WHEREAS, in accordance with Sections 9.06 and 11.04 of the Indenture, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel with respect to this Supplemental Indenture on the date hereof; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereto agrees, for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

DEFINITIONS

1.1                               For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any terms defined in the Indenture and not defined herein shall have the same meanings herein as therein defined; references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture; and the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as whole and not to any particular section hereof.

1.2                               The definitions of all terms defined in Section 1.01 and the references to other definitions set forth in Section 1.02 of the Indenture that appear only in Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.15, 5.01(b), 5.01(c), 5.01(d), 6.01(d), 6.01(e), 6.01(f) or 6.01(g) of the Indenture are hereby deleted from Section 1.01 or Section 1.02, as the case may be

ARTICLE II

AMENDMENTS

2.1                               Eliminations of Certain Provisions of Article 4 of the Indenture.  Each of the following Sections of the Indenture is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities:

(a)         Section 4.03 of the Indenture, entitled “Payment of Taxes and Other Claims”;

(b)         Section 4.04 of the Indenture, entitled “Maintenance of Properties”;

(c)          Section 4.05 of the Indenture, entitled “Limitation on Consolidated Indebtedness”;

(d)         Section 4.06 of the Indenture, entitled “Limitation on Restricted Payments”;

(e)          Section 4.07 of the Indenture, entitled “Limitation on Transactions with Affiliates”;

(f)           Section 4.08 of the Indenture, entitled “Limitation on Liens”;

(g)          Section 4.09 of the Indenture, entitled “Future Guarantors”;

(h)         Section 4.11 of the Indenture, entitled “Provision of Financial Information”; and

(i)             Section 4.15 of the Indenture, entitled “Payment for Consent”.

2.2                               Eliminations of Certain Provisions of Article 5 of the Indenture.  Each of the following clauses of Section 5.01 of the Indenture is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities:

(a)         clause (b) of Section 5.01 of the Indenture;

(b)         clause (c) of Section 5.01 of the Indenture; and

(c)          clause (d) of Section 5.01 of the Indenture.

2.3                               Eliminations of Certain Provisions of Article 6 of the Indenture.  Each of the following clauses of Section 6.01 of the Indenture is hereby deleted in its entirety, together with any references thereto in the Indenture or the Securities:

(a)         clause (d) of Section 6.01 of the Indenture;

(b)         clause (e) of Section 6.01 of the Indenture;

(c)          clause (f) of Section 6.01 of the Indenture; and

(d)         clause (g) of Section 6.01 of the Indenture.

ARTICLE III

EFFECTIVENESS OF THE SUPPLEMENTAL INDENTURE

3.1                               This Supplemental Indenture shall become effective upon its execution by the parties hereto. Notwithstanding the foregoing, the Amendments set forth in Article II above shall not become operative, and shall have no force and effect, until the time and date at which the Company notifies the Trustee that it has accepted for purchase all Securities validly tendered (or defective tender if such defect has been waived by the Company) and not validly withdrawn prior to the consent date of the Company’s tender offer and related consent solicitation, pursuant to and upon the terms and subject to the conditions in the Statement and the Letter of Transmittal.

ARTICLE IV

MISCELLANEOUS

4.1                               Effect of Supplemental Indenture. This Supplemental Indenture supplements the Indenture with respect to the subject matter hereof and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

4.2                               Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

4.3                               GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.4                               Notice of Supplemental Indenture. The Company shall mail notice of this Supplemental Indenture to the Holders as required by Section 9.02 of the Indenture, and shall send copies of this Supplemental Indenture to the Holders upon request.

4.5                               Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that may not be so limited, qualified or conflicted with, such provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

4.6                               Separability Clause. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.7                               Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

4.8                               Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

4.9                               Successors. All agreements by the Company in this Supplemental Indenture shall bind its successors.

4.10                        Trustee. The Trustee hereby accepts the Amendments effected by this Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except as to the due and valid execution hereof by the Trustee. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

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IN WITNESS WHEREOF the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

AMC ENTERTAINMENT INC.

By:	/s/ Craig R. Ramsey

	Name:	Craig R. Ramsey
	Title:	Executive Vice President & Chief Financial Officer

[SIGNATURE PAGE TO THE SIXTH SUPPLEMENAL INDENTURE]

AMC CARD PROCESSING SERVICES INC.
AMC CONCESSIONAIRE SERVICES OF FLORIDA, LLC
AMC ITD, INC.
AMC LICENSE SERVICES, INC.
AMC THEATRES OF NEW JERSEY, INC.
AMERICAN MULTI-CINEMA, INC.
CLUB CINEMA OF MAZZA, INC.
LCE ACQUISITIONSUB, INC.
LCE MEXICAN HOLDINGS, INC.
LOEWS CITYWALK THEATRE CORPORATION
RAVE REVIEWS CINEMAS, L.L.C.
WANDA AMC RELEASING, LLC
as Guarantors

By:	/s/ Craig R. Ramsey

	Name:	Craig R. Ramsey
	Title:	Executive Vice President & Chief Financial Officer

[SIGNATURE PAGE TO THE SIXTH SUPPLEMENAL INDENTURE]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Donald T. Hurrelbrink

	Name:	Donald T. Hurrelbrink
	Title:	Vice President

[SIGNATURE PAGE TO THE SIXTH SUPPLEMENAL INDENTURE]